UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 21, 2006

Zone Mining Limited
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-52086 (Commission File Number)	98-0446135 (IRS Employer Identification No.)

111 Presidential Blvd., Suite 165 Bala Cynwyd, PA
(Address of Principal Executive Offices)

19004
(Zip Code)

Registrant's telephone number, including area code (610) 771-0680

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On September 21, 2006, Zone Mining Limited (the "Company", "we" or "us") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, ZM Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), Driveitaway, Inc., a Delaware corporation ("DIA"), and Stonewell Partners LLP, a United Kingdom limited liability partnership and the principal shareholder of DIA (the "Principal Shareholder"). Pursuant to the Merger Agreement, Merger Sub will merge with and into DIA which will survive as a wholly owned subsidiary of the Company (the "Merger").

Completion of the Merger is subject to several conditions, including approval by the shareholders of DIA, the delivery by DIA of audited financial statements, our obtaining gross proceeds of at least $1 million from the sale of our securities (the "Additional Financing"), and other closing conditions customary for transactions of this type. The Merger Agreement may be terminated by us, DIA or the Principal Shareholder upon the occurrence or failure to occur of certain events, including a failure of the Merger to be completed by October 31, 2006. We may also terminate the Merger Agreement if we are not satisfied with the results of our due diligence investigation of DIA.

As required by the Merger Agreement, we will: (i) declare a stock dividend of three (3) shares of common stock, $0.00001 par value per share ("ZM Common Stock"), for each outstanding share of ZM Common Stock (the "Stock Split"); and (ii) prior to the Stock Split, cause 650,000 shares of ZM Common Stock to be surrendered for cancellation. All references to ZM Common Stock in this report assume the completion of the Stock Split.

In consideration for the Merger, the holders of the issued and outstanding shares of common stock of DIA ("DIA Common Stock") will be entitled to receive an aggregate of 13,086,398 newly issued shares of ZM Common Stock (the "Merger Shares") and the holders of the outstanding options and warrants to purchase shares of DIA Common Stock will receive options and warrants to purchase an aggregate of approximately 4,600,000 shares of ZM Common Stock on substantially similar terms. Prior to the closing of the Merger, we will adopt a stock incentive plan providing for the issuance of options to purchase up to 4,135,390 shares of ZM Common Stock, of which 3,162,500 shall only become exercisable in the event DIA achieves earnings before interest and taxes of at least $2,000,000 during the fiscal year ending December 31, 2007.

We have agreed to register the public sale of the shares of the Merger Shares by including such shares in any registration statement we file with the Securities and Exchange Commission (excluding registration statements on SEC Forms S-4, S-8 or any similar or successor forms).

Trident Growth Fund Financing

On September 21, 2006, we entered into a Securities Purchase Agreement (the "Purchase Agreement") with Trident Growth Fund, L.P., a Delaware limited partnership ("Trident"), pursuant to which we issued to Trident a 12% Senior Secured Convertible Debenture in the principal amount of up to $1,000,000 (the "Debenture") and a warrant to purchase up to 500,000 shares of ZM Common Stock (the "Warrant"). On September 21, 2006, Trident advanced $800,000 to us under the Debenture.

The Debenture is payable in full upon the earlier of: (i) September 21, 2007; or (ii) the date on which we receive gross proceeds of at least $3,000,000 from a public offering of ZM Common Stock. The Debenture accrues interest the rate of 12% per annum, is secured by all of our assets and all assets of Merger Sub and DIA, and may be converted at any time at the option of Trident into shares of ZM Common Stock at an initial conversion price of $1.25 per share. The conversion price is subject to proportional adjustment for stock splits, combinations, recapitalizations and stock dividends. In addition, if we issue additional shares of ZM Common Stock or securities convertible or exercisable into shares of ZM Common Stock (other than in the Additional Financing) at a price or conversion or exercise price, as applicable, less than the conversion price in effect immediately prior to such issuance, the conversion price will automatically be adjusted to such lower price.

The Debenture contains a number of restrictive covenants which prohibit us from, among other things, declaring dividends, incurring certain additional indebtedness, and selling our assets. Commencing 270 days after the date of the Debenture, we are required to comply with certain financial covenants, including maintaining a minimum current ratio and cash flow coverage ratio.

Events of default under the Debenture include any failure to make an interest or principal payment when due, our breach of any representation, warranty, covenant or agreement included in the Purchase Agreement, Debenture, Warrant, a change of control of the Company, the sale, or agreement to sell, all or in excess of 33% of our assets, or an assignment for the benefit of our creditors. Commencing five days after the occurrence of an event of default, the entire unpaid principal balance, together with accrued interest, will at the option of Trident become immediately due and payable in full, and interest will accrue at the lesser of: (i) 18% per annum or (ii) the maximum rate allowed under applicable law.

The Warrant is immediately exercisable for 400,000 shares of ZM Common Stock at an exercise price equal to the lesser of $1.25 per share or the average price per share of ZM Common Stock sold in our next equity financing resulting in at least $1,000,000 of gross proceeds to us, contains standard and customary cashless exercise provisions, and terminates five years from the date of grant. The exercise price is subject to proportional adjustment for stock splits, combinations, recapitalizations and stock dividends. In addition, if we issue additional shares of ZM Common Stock or securities convertible or exercisable into shares of ZM Common Stock at a price or conversion or exercise price, as applicable, less than the exercise price in effect immediately prior to such issuance, the exercise price will automatically be adjusted to such lower price. Upon Trident advancing the additional $200,000 under the Debenture, the Warrant will be exercisable for an additional 100,000 shares of ZM Common Stock.

The Debenture and the Warrant contain provisions which prohibit the exercise or conversion, as applicable, into shares of ZM Common Stock if, as a result of such conversion or exercise, Trident would beneficially own more than 4.99% of ZM Common Stock.

We have agreed to register the public sale of the shares of ZM Common Stock issuable upon conversion or exercise, as applicable, of the Debenture and Warrant (the "Trident Shares") by including such shares in any registration statement we file with the Securities and Exchange Commission (excluding registration statements on SEC Forms S-4, S-8 or any similar or successor forms). In the event that we fail to include the Trident Shares in any such registration statement, at the option of Trident, we will be required to pay to Trident $1,000 per day until the Trident Shares are registered.

Driveitaway Financing

On September 21, 2006, we agreed to loan up to $1,000,000 to DIA pursuant to a promissory note (the "DIA Note"). The DIA Note is payable in full upon the earlier of: (i) September 21, 2007; (ii) the date on which we receive gross proceeds of at least $3,000,000 from a public offering of ZM Common Stock; or (iii) the date the Merger Agreement is terminated in accordance with its terms, and accrues interest at an annual rate of 12%. The obligations of DIA under the DIA Note are subordinated to its obligations to Trident under that certain Security Agreement, dated as of September 21, 2006, by and between DIA and Trident. As of September 27, 2006, we have advanced $788,000 to DIA under the DIA Note.

The descriptions of the Merger Agreement, Purchase Agreement, Debenture, Warrant, and DIA Note set forth herein are brief summaries of the material provisions of those agreements and instruments, are not complete, and are qualified in their entirety by reference to copies of such agreements and instruments filed as exhibits to this report and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by this reference.

On September 21, 2006 we issued the Debenture to Trident in the principal amount of up to $1,000,000. As of September 27, 2006, Trident had advanced $800,000 to us under the Debenture. The Debenture is described in more detail in Item 1.01 above.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated herein by this reference.

Pursuant to the Merger Agreement, we have agreed to issue 13,086,398 shares of ZM Common Stock to the holders of DIA Common Stock and options and warrants to purchase approximately 4,600,000 shares of ZM Common Stock to the holders of options and warrants to purchase DIA Common Stock. The securities to be issued in the Merger were offered and will be sold in a private placement transaction solely to the shareholders of DIA pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), without payment of underwriter discounts or commissions to any person.

On September 21, 2006, we issued the Debenture and the Warrant which are initially convertible into, or exercisable for, an aggregate of 1,040,000 shares of ZM Common Stock. The Debenture and Warrant were issued in a private placement transaction pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in Item 1.01 is incorporated herein by this reference.

The terms of the Debenture prohibit us from declaring, paying or setting aside for payment, a dividend or other distribution on ZM Common Stock until such time as the Debenture is paid in full.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.	The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated September 21, 2006, by and among Zone Mining Limited, ZM Acquisition Corp., Driveitaway, Inc. and Stonewell Partners LLP.

4.1	12% Senior Secured Convertible Debenture dated as of September 21, 2006 made by Zone Mining Limited in favor of Trident Growth Fund, L.P. in the principal amount of up to $1,000,000.

4.2	Warrant issued by Zone Mining Limited to Trident Growth Fund, L.P.

10.1	Form of Registration Rights Agreement by and between Zone Mining Limited and certain shareholders.

10.2	Securities Purchase Agreement dated as of September 21, 2006 by and among Zone Mining Limited, ZM Acquisition Corp. and Trident Growth Fund, L.P.

10.3	Security Agreement dated as of September 21, 2006 made by Zone Mining Limited and ZM Acquisition Corp. in favor of Trident Growth Fund, L.P.

10.4	Security Agreement dated as of September 21, 2006 made by Driveitaway, Inc. in favor of Trident Growth Fund, L.P.

10.5	Promissory Note made by Driveitaway, Inc. in favor of Zone Mining Limited in the principal amount of up to $1,000,000.

10.6	Subordination Agreement dated as of September 21, 2006 by and between Driveitaway, Inc., Zone Mining Limited and Trident Growth Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zone Mining Limited

Date: September 27, 2006	By:	/s/ Stephen P. Harrington
Stephen P. Harrington Chief Executive Officer